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                                                                  EXHIBIT 10.17

        ASSIGNMENT made as of this 25th day of July 1994 by CAROL SAPER, DANIEL BRODSKY and HELEN NASH, as Trustees (collectively with all successors, the "Trustees") of the SAPER FAMILY 1994 TRUST UTA. dtd. 6/28/94 (the "Assignor"), as owner and beneficiary of a certain policy of insurance on the life of LAWRENCE SAPER, and DATASCOPE CORP., a Delaware corporation (the "Assignee").

        WHEREAS, the Assignor and the Assignee are contemporaneously entering into a split-dollar agreement (the "Agreement"); and

        WHEREAS, the Assignor has agreed to furnish to Assignee collateral security for payments to be made by Assignor to Assignee under the Agreement;

        NOW, THEREFORE, the Assignor hereby assigns to the Assignee, its successors, and assigns certain rights to the extent described in Article 3 below under Insurance Policy No. 940 750 122UM, issued by the Metropolitan Life Insurance Company (hereinafter called the "Insurer"), and any supplementary contracts issued in connection therewith (such policy and contracts hereinafter collectively called the "Policy"), under which LAWRENCE SAPER is the insured (the "Insured"), such that the Assignee shall have the rights of a revocable creditor beneficiary of the Policy, subject to all the terms of the Policy.

        The Assignor agrees, and the Assignee, by the acceptance hereof, agrees to the following conditions:

        1. Liabilities secured. This assignment is made and the Policy is to be held as collateral security for certain liabilities of the Assignor to the Assignee, either now existing with respect to the Policy or that may hereafter arise with respect to the Policy, as and to the extent set forth in the Agreement.

        2. Representation of solvency. The Assignor declares that no proceedings in bankruptcy are pending against the Assignor and that the Trust property is not subject to any assignment for the benefit of creditors.

        3. Specific rights assigned. Without detracting from the generality of the foregoing, the following specific rights are revocably granted to the Assignee in this assignment as follows, namely: (a) on the death of the Insured during the term of the Agreement, the right to receive all net death proceeds of the Policy in excess of the sum of Ten Million ($10,000,000) Dollars; (b) in the event the Policy is surrendered or cancelled by the Trustees, the right to be repaid all then outstanding Investments by recovering the same to the extent available from the Cash Value of the Policy (as defined below); (c) the right to select the investments in sub-accounts and the general investment account as provided in the Policy; and (d) the right to withdraw or borrow against the Cash Value of the Policy as described in and subject to the terms of the Agreement.

        The Assignee shall have no other rights, options, privileges or powers in and to the

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Policy as a result of this Assignment. "Cash Value of the Policy" will mean the total of the Policy's share of the elected sub-accounts and the amounts of any assets transferred to the general investment account, as calculated according to the provisions of the Policy.

        4. Rights reserved. The following specific rights, so long as the Policy has not been surrendered, are reserved and excluded from this
Assignment: (a) the sole right to surrender or cancel the Policy and receive the Cash Value thereof (subject to Article 3(b) of this Assignment and Article 9 of the Agreement) at any time provided by the terms of the Policy and at such other times as the Insurer may allow; (b) the sole right to assign the Policy;
(c) the sole right to designate and change the beneficiary of the Policy; and
(d) the sole right to elect any optional mode of settlement permitted by the Policy or allowed by the Insurer.

        The Assignor agrees not to obtain any loans or advances on the Policy, either from the Insurer or from other persons, or to pledge or assign the Policy as security for such loans or advances as long as this Assignment is in force and effect.

        5. Covenants of Assignee. The Assignee covenants as follows:

           (a) Any balance of sums received hereunder from the Insurer remaining after payment to the Assignee as provided in the Agreement in the event the Agreement is terminated will be paid by the Assignee to the persons who would be entitled thereto under the terms of the Policy had this Assignment not been executed.

           (b) The Assignee will, upon request, forward the Policy without unreasonable delay to the Insurer for endorsement of any designation or change of beneficiary, or any election of an optional mode of settlement.

        6. Authorization to Insurer. Unless the Insuror has been given written notice by the Assignor and the Assignee to the contrary, the Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or amount of the liabilities, or the existence of any default therein, or the application to be made by the Assignee of any amounts to be paid to the Assignee. The signature of the Assignee shall be sufficient for the exercise of its rights under the Policy, and the receipt of the Assignee for any sums received shall be a full discharge and release therefor to the Insurer. Checks for all or any part of the sums payable under the Policy shall be drawn to the exclusive order of the Assignee, if so requested by the Assignee.

        7. Exercise of Rights. The exercise of any right given herein to the Assignee shall be at the option of the Assignee, but the Assignee may exercise any such right without notice to, or assent by the Assignor, without affecting the liability of, or releasing any interest hereby assigned by the Assignor.

        8. Termination and Amendment of Assignment. This Assignment may not be altered or changed without the consent of the Assignee and the Assignor. As long as this Agreement is in force, the Assignee may not, without the prior written consent of the Assignor, exercise any right under this Assignment that would reduce or compromise the death benefit

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payable under Article 6 of the Agreement.

        9. Insurer Protected. The Insurer shall be fully protected in recognizing any request made by the Assignor with respect to the exercise of any incident of ownership in and to the Policy, with or without the consent of the Assignee, and upon surrender of the Policy, the Policy shall be terminated and be of no further force or effect.

       10. Construction. In the event of any conflict between the provisions of this Assignment and the provisions of the Agreement, the provisions of the Agreement shall control.

       11. Payment of Assignee's Obligation. Upon the full payment to the Assignee of the Assignor's obligation under Article 4 of the Agreement, the Assignee shall release this Assignment, and the ownership of the Policy shall be free of all provisions and restrictions of this Assignment.

        IN WITNESS WHEREOF, the Assignor and Assignee have duly executed this Assignment on the day and year first set forth above.



                                                /s/ Carol Saper
                                                -------------------------------
                                                     CAROL SAPER, as Trustee of
                                                          the SAPER FAMILY 1994
                                                        TRUST UTA. DTD. 6/28/94


                                                /s/ Daniel Brodsky
                                                -------------------------------
                                                  DANIEL BRODSKY, as Trustee of
                                                          the SAPER FAMILY 1994
                                                        TRUST UTA. DTD. 6/28/94


                                                /s/ Helen Nash
                                                -------------------------------
                                                      HELEN NASH, as Trustee of
                                                          the SAPER FAMILY 1994
                                                        TRUST UTA. DTD. 6/28/94


                                                       DATASCOPE CORP.

                                                By: /s/ M. Pitkowsky
                                                -------------------------------

                                                Title: Senior Vice President
                                                       and Secretary
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